Exhibit 99.1

News Release

Company Contacts:
Keith A. Jones, CFO and VP, Finance	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-4452	Tel: (408) 938-6491
Email: keith.jones@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Quarter 2009 Results

SAN JOSE, Calif.—July 29, 2009—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its second fiscal quarter ended June 30, 2009.

Total revenue for the second fiscal quarter of 2009 totaled $9.6 million, down 6% from $10.2 million in the first fiscal quarter of 2009 and down 55% when compared with total revenue of $21.1 million for the second fiscal quarter of 2008. Gainshare revenue totaled $2.3 million, down 4% from $2.4 million in the first fiscal quarter of 2009 and down 60% when compared to gainshare revenue of $5.7 million for the second fiscal quarter of 2008.

Net loss for the second fiscal quarter of 2009 was $6.6 million, or $0.25 per basic and diluted share, compared to a net loss of $7.3 million, or $0.28 per basic and diluted share in the first fiscal quarter of 2009 and net loss for the second fiscal quarter of 2008 of $1.9 million, or $0.07 per basic and diluted share.

“We saw increased business activity in the second quarter as compared to the first quarter of 2009, which will benefit us in coming quarters,” stated John Kibarian, PDF Solutions’ chief executive officer, president and a co-founder. “Further, we are expecting better Gainshare results in the near term now that wafer volumes are increasing.”

In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to evaluate results using a non-GAAP measure of net loss, which excludes stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net loss for the second fiscal quarter of 2009 totaled $3.7 million or $0.14 per basic and diluted share, compared with non-GAAP net income of $774,000, or $0.03 per basic and diluted share, for the second fiscal quarter of 2008.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

Effectiveness of Guidance:

The outlook set forth above represents PDF Solutions’ expectations only as of the date of this release, and should not be viewed as a statement about PDF Solutions’ expectations after this date.  Although this release will remain available on PDF Solutions’ website, its continued availability does not indicate that PDF Solutions is reaffirming or confirming its continued validity.  PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on, or otherwise update, such guidance until it releases its quarterly results.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results.  These non-GAAP financial measures are used by management internally to evaluate the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues.  These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to evaluate profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, ModelWare, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

Forward-Looking Statements:

The statements in this press release regarding PDF Solutions’ outlook for future periods, including expected revenue are forward looking.  Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: prolonged economic difficulties worldwide or within the industry; any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for such solutions, including the introduction of products or services competitive with PDF Solutions’ products and services and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual reports on Form 10-K and 10-K/A, most recently filed on April 30, 2009, and its quarterly reports on Form 10-Q, most recently filed on May 11, 2009.  The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$36,365	$31,686
Short-term investments	2,000	9,051
Accounts receivable, net	16,911	24,989
Prepaid expenses, deferred tax assets, and other current assets	2,586	5,147
Total current assets	57,862	70,873
Property and equipment, net	2,006	2,675
Non-current investments	718	718
Intangible assets, net	3,839	4,730
Deferred tax assets and other non-current assets	974	631
Total assets	$65,399	$79,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$337	$370
Accounts payable	1,515	1,384
Accrued compensation and related benefits	5,152	6,525
Taxes payable and other accrued liabilities	3,025	3,723
Deferred revenues	1,968	1,792
Billings in excess of recognized revenue	796	748
Total current liabilities	12,793	14,542
Long-term debt	451	512
Long-term taxes payable	3,139	3,356
Long-term other liabilities	1,562	1,447
Total liabilities	17,945	19,857
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	192,010	189,132
Treasury stock at cost	(18,535)	(18,402)
Accumulated deficit	(126,579)	(112,620)
Accumulated other comprehensive income	554	1,656
Total stockholders’ equity	47,454	59,770
Total liabilities and stockholders’ equity	$65,399	$79,627

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Revenues:
Design-to-silicon-yield solutions	$7,292	$15,452	$15,086	$30,476
Gainshare performance incentives	2,291	5,662	4,687	10,985
Total revenues	9,583	21,114	19,773	41,461

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	4,863	7,267	11,153	15,033
Amortization of acquired technology	360	631	719	1,262
Total cost of design-to-silicon-yield solutions	5,223	7,898	11,872	16,295
Gross margin	4,360	13,216	7,901	25,166

Operating expenses:
Research and development	5,069	9,134	10,858	18,210
Selling, general and administrative	4,108	5,646	8,521	11,945
Amortization of other acquired intangible assets	87	195	174	389
Restructuring charges	1,202	1,471	1,835	1,471
Total operating expenses	10,466	16,446	21,388	32,015

Loss from operations	(6,106)	(3,230)	(13,487)	(6,849)
Interest and other income (expense), net	(210)	251	114	740
Loss before taxes	(6,316)	(2,979)	(13,373)	(6,109)
Income tax provision (benefit)	322	(1,039)	586	(1,656)
Net loss	$(6,638)	$(1,940)	$(13,959)	$(4,453)

Net loss per share – basic and diluted	$(0.25)	$(0.07)	$(0.53)	$(0.16)
Weighted average common shares – basic and diluted	26,328	27,608	26,210	27,724

PDF SOLUTIONS, INC.
NON-GAAP RESULTS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2009	2008

GAAP net loss	$(6,638)	$(1,940)
Stock-based compensation expense – cost of design-to-silicon-yield solutions	444	399
Stock-based compensation expense – research and development	404	711
Stock-based compensation expense – selling, general and administrative	477	644
Amortization of acquired technology	360	631
Amortization of other acquired intangible assets	87	195
Restructuring charges	1,202	1,471
Tax impact on reversal of stock-based compensation, amortization of acquired technology and intangible assets, and restructuring charges	—	(1,337)
Non-GAAP net income (loss)	$(3,664)	$774

GAAP net loss per basic and diluted share	$(0.25)	$(0.07)
Non-GAAP net income (loss) per diluted share	$(0.14)	$0.03
Shares used in computing diluted non-GAAP measure of net income (loss) per share	26,328	27,672

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